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Exhibit 99.3

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL INFORMATION

        The following unaudited pro forma combined condensed consolidated financial information has been prepared using the acquisition method of accounting, giving effect to First PacTrust's proposed acquisition of Gateway and/or First PacTrust's proposed merger with Beach. The unaudited pro forma combined condensed consolidated statement of financial condition combines the historical financial information of First PacTrust, Gateway and Beach as of June 30, 2011, and assumes that the proposed Gateway acquisition and the proposed Beach merger were completed on that date. The unaudited pro forma combined condensed consolidated statement of financial condition also combines the historical financial information of First PacTrust and Beach only, in the event the Gateway acquisition is not completed.

        The unaudited pro forma combined condensed consolidated statements of operations for the twelve month period ended December 31, 2010 and the sixth month period ended June 30, 2011 give effect to the proposed Gateway acquisition and the proposed Beach merger as if both transactions had been completed on January 1, 2010. The unaudited pro forma combined condensed consolidated statements of operations also gives effect to the proposed Beach merger only, in the event the Gateway acquisition is not completed.

        The unaudited pro forma combined condensed consolidated financial information is presented for illustrative purposes only and does not indicate the financial results of the combined company had the companies actually been combined on the dates described above, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities. The unaudited pro forma combined condensed consolidated financial information also does not consider any potential impacts of current market conditions on revenues, expense efficiencies, asset dispositions and share repurchases, among other factors.

        The value of the shares of First PacTrust common stock issued in connection with the Beach merger as well as the amount of cash paid to Beach shareholders will be based on the closing price of First PacTrust common stock on the date the merger is completed. For purposes of the pro forma financial information, the fair value of First PacTrust common stock was assumed to be $13.50 per share, which is the price at or above which Beach shareholders will receive merger consideration consisting of shares of First PacTrust common stock (as opposed to warrants to purchase shares of First PacTrust common stock) and cash. The actual value of First PacTrust common stock at the completion of the merger, and the form of merger consideration paid to Beach shareholders, could be different.

        The pro forma financial information includes estimated adjustments to record assets and liabilities of Gateway and/or Beach at their respective fair values and represents First PacTrust's pro forma estimates based on available information. The pro forma adjustments included herein are subject to change depending on changes in interest rates and the fair value of the components of assets and liabilities and as additional information becomes available and additional analyses are performed. The final allocation of the purchase price will be determined after the Gateway acquisition and/or the Beach merger are completed and after completion of thorough analyses to determine the fair value of Gateway's and/or Beach's tangible and identifiable intangible assets and liabilities as of the dates the Gateway acquisition and the Beach merger are completed. Increases or decreases in the estimated fair values of the net assets as compared with the information shown in the unaudited pro forma combined condensed consolidated financial information may change the amount of the purchase price allocated to goodwill and other assets and liabilities and may impact First PacTrust's statement of income due to adjustments in yield and/or amortization of the adjusted assets or liabilities. Any changes to Gateway and/or Beach stockholders' equity, including results of operations from June 30, 2011 through the dates the Gateway acquisition and the Beach merger are completed, will also change the purchase price allocation, which may include the recording of a lower or higher amount of goodwill. The final adjustments may be materially different from the unaudited pro forma adjustments presented herein.

        The 2010 historical financial results of First PacTrust and Beach also include $0.96 million and $0.55 million of preferred stock dividends and discount accretion, respectively. These amounts relate to First PacTrust's and Beach's participation in the United States Department of the Treasury's Capital Purchase Program. First PacTrust redeemed in full the amounts invested by the United States Department of Treasury as of December 2010. For the six month period ending June 30, 2011, Beach incurred an additional expense of $0.19 million under this program. Since then, Beach has redeemed $3.0 million or 47.6% the amounts invested by the United States Department of Treasury under the Capital Purchase Program. Under the merger agreement, Beach will redeem the balance of this investment immediately prior to the completion of the merger. On August 30, 2011, First PacTrust issued 32,000 shares of Senior Non-Cumulative Perpetual Preferred Stock, Series A to the United States Department of the Treasury at a par value of $1,000 per share. We refer to these shares as the SBLF shares. This represented an infusion of $32 million in new Tier 1 capital from the Small Business Lending Fund, or SBLF. For the first 4.5 years, the dividend payment on the SBLF shares will vary between 1-5% based upon PacTrust Bank's ability to generate SBLF qualifying loans. On October 3, 2011, First PacTrust made its first dividend payment on the SBLF shares at a dividend rate of 5%. After the first 4.5 years, the dividend rate on the SBLF shares will increase to 9%.

        First PacTrust anticipates that the Gateway acquisition and Beach merger will provide the combined company with financial benefits that include reduced operating expenses. The unaudited pro forma combined condensed consolidated financial information, although helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not necessarily reflect the exact benefits of expected cost savings or opportunities to earn additional revenue and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had the companies been combined during these periods.

        The unaudited pro forma combined condensed consolidated financial information has been derived from and should be read in conjunction with the respective period's historical consolidated financial statements and the related notes of First PacTrust, Beach and Gateway. The historical consolidated financial statements of First PacTrust are filed with the SEC in its Annual Report on Form 10-K for the year ended December 31, 2010 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2011. The historical consolidated financial statements of Beach and Gateway are included as Exhibits 99.2 and 99.1 to this Current Report on Form 8-K, respectively.

        The unaudited pro forma combined stockholders' equity and net income are qualified by the statements set forth under this caption and should not be considered indicative of the market value of First PacTrust common stock or the actual or future results of operations of First PacTrust for any period. Actual results may be materially different than the pro forma information presented.

Unaudited Pro Forma Combined Condensed Consolidated Statement of Financial Condition
as of June 30, 2011

(In thousands of dollars)

		Beach Merger				Gateway Acquisition
	First PacTrust Historical	Beach Historical	Pro Forma Merger Adjustments		Pro Forma Combined First PacTrust and Beach	Gateway Historical	Pro Forma Transaction Adjustments		Pro Forma Combined First PacTrust, Beach and Gateway
Assets:
Cash and due from banks	$5,447	$8,961	$—		$14,408	$5,342	$—		$19,750
Interest-bearing deposits, fed funds sold & time deposits	55,592	40,852	(25,155)	(1)	71,289	54,598	(16,374)	(10)	109,513
Securities held to maturity	—	—	—		—	85	10	(11)	95
Securities available for sale	74,613	6,821	—		81,434	89	—		81,523
Federal Home Loan Bank stock, at cost	7,650	1,448	—		9,098	697	—		9,795
Loans	680,336	248,744	(8,830)	(2)	920,250	109,578	(10,258)	(12)	1,019,570
Less: Allowance for loan losses	8,431	6,020	(6,020)	(3)	8,431	3,665	(3,665)	(13)	8,431

Net Loans	671,905	242,724	(2,810)		911,819	105,913	(6,593)		1,011,139
Accrued interest receivable	3,466	941	—		4,407	356	—		4,763
Real estate owned, net	15,019	—	—		15,019	4,316	—		19,335
Premises and equipment, net	8,716	354	—		9,070	601	—		9,671
Bank owned life insurance investment	18,295	—	—		18,295	—	—		18,295
Prepaid FDIC assessment	2,781	—	—		2,781	—	—		2,781
Goodwill	—	—	4,136	(4)	4,136	459	(459)	(14)	4,136
Other identifiable intangibles	—	—	7,134	(5)	7,134	34	1,542	(15)	8,710
Other assets	18,782	2,108	—	(6)	20,890	3,150	2,517	(16)	26,557

Total assets	$882,266	$304,209	$(16,695)		$1,169,780	$175,640	$(19,357)		$1,326,063

Liabilities and Stockholders' Equity:
Deposits
Noninterest-bearing	$21,702	$62,904	$—		$84,606	$20,629	$—		$105,235
Interest-bearing	45,943	14,095	—		60,038	954	—		60,992
Money market accounts	85,973	39,331	—		125,304	25,766	—		151,070
Savings accounts	135,438	121,484	—		256,922	5,172	—		262,094
Certificates of deposits	396,878	25,297	253	(7)	422,428	95,205	952	(17)	518,585

Total deposits	$685,934	$263,111	$253		$949,298	$147,726	$952		$1,097,976
Advances from Federal Home Loan Bank	30,000	—	—		30,000	529	—		30,529
Accrued expenses and other liabilities	5,857	4,048	1,710	(8)	11,615	3,765	—	(18)	15,380

Total liabilities	$721,791	$267,159	$1,963		$990,913	$152,020	$952		$1,143,885
Stockholders' equity	160,475	37,050	(18,658)	(9)	178,867	23,620	(20,309)	(19)	182,178

Total liabilities and stockholders' equity	$882,266	$304,209	$(16,695)		$1,169,780	$175,640	$(19,357)		$1,326,063

The accompanying notes are an integral part of these pro forma financial statements.

Unaudited Pro Forma Combined Condensed Consolidated Statement of Operations
For the twelve month period ended December 31, 2010

(In thousands of dollars except share and per share data)

		Beach Merger				Gateway Acquisition
					Pro Forma Combined First PacTrust and Beach				Pro Forma Combined First PacTrust, Beach and Gateway
	First PacTrust Historical	Beach Historical	Pro Forma Merger Adjustments			Gateway Historical	Pro Forma Transaction Adjustments
Interest income
Loans, including fees	$35,439	$14,012	$562	(20)	$50,013	$8,005	$1,319	(20)	$59,337
Securities and other	5,505	438	—	(20)	5,943	129	(2)	(20)	6,070

Total interest income	40,944	14,450	562		55,956	8,134	1,317		65,407
Interest expense
Deposits	7,933	3,383	84	(20)	11,400	2,451	318	(20)	14,169
Borrowings	2,855	157	—		3,012	1	—		3,013

Total interest expense	10,788	3,540	84		14,412	2,452	318		17,182

Net interest income before provision for loan losses	30,156	10,910	478		41,544	5,682	999		48,225
Provision for loan losses	8,957	2,394	—	(21)	11,351	2,775	—	(21)	14,126

Net interest income after provision for loan losses	21,199	8,516	478		30,193	2,907	999		34,099
Non-interest income:
Customer service charges, fee and other	1,336	754	—		2,090	214	—		2,304
Loan servicing	—	400	—		400	288	—		688
Net gain on sale of loans	—	386	—		386	34,287	—		34,673
Net gain on sale of securities	3,274	—	—		3,274	—	—		3,274
Other	269	609	—		878	527	—		1,405

Total non-interest income	4,879	2,149	—	(22)	7,028	35,316	—	(22)	42,344
Non-interest expense
Salaries and benefits	9,866	5,670	—		15,536	22,392	—		37,928
Occupancy and equipment expense	1,914	1,031	—		2,945	3,110	—		6,055
OREO expense	3,001	43	—		3,044	1,697	—		4,741
Amortization of core deposit and other intangibles	—	—	1,427	(23)	1,427	—	315	(23)	1,742
Merger and acquisition integration expenses	—	—	—	(24)	—	—	—	(24)	—
Other	7,436	2,303	—		9,739	10,062	—		19,801

Total non-interest expense	22,217	9,047	1,427	(25)	32,691	37,261	315	(25)	70,267

Income before income taxes	3,861	1,618	(949)		4,530	962	684		6,176
Income tax expense/(benefit)	1,036	—	281	(26)	1,317	692	—	(26)	2,009

Net income	$2,825	$1,618	$(1,230)		$3,213	$270	$684		$4,167

Preferred stock dividends and discount accretion	960	550	—		1,510	—	—		1,510

Net income available to common shareholders	$1,865	$1,068	$(1,230)		$1,703	$270	$684		$2,657

Basic earnings per share	$0.37	$0.26			$0.26	$27.02			$0.41

Diluted earnings per share	$0.37	$0.26			$0.26	$27.02			$0.41

Weighted average common shares outstanding—basic	5,108,075	4,036,484	(2,704,444)	(27)	6,440,115	9,999	(9,999)	(27)	6,440,115
Weighted average common shares outstanding—diluted	5,108,075	4,057,526	(2,718,542)	(27)	6,447,059	9,999	(9,999)	(27)	6,447,059

The accompanying notes are an integral part of these pro forma financial statements.

Unaudited Pro Forma Combined Condensed Consolidated Statement of Operations
For the six month period ended June 30, 2011

(In thousands of dollars except share and per share data)

		Beach Merger				Gateway Acquisition
					Pro Forma Combined First PacTrust and Beach				Pro Forma Combined First PacTrust, Beach and Gateway
	First PacTrust Historical	Beach Historical	Pro Forma Merger Adjustments			Gateway Historical	Pro Forma Transaction Adjustments
Interest income
Loans, including fees	$15,179	$7,607	$281	(20)	$23,067	$3,096	$659	(20)	$26,822
Securities and other	2,352	179	—	(20)	2,531	87	(1)	(20)	2,617

Total interest income	17,531	7,786	281		25,598	3,183	658		29,439
Interest expense
Deposits	2,500	1,302	42	(20)	3,844	900	159	(20)	4,903
Borrowings	868	—	—		868	—	—		868

Total interest expense	3,368	1,302	42		4,712	900	159		5,771

Net interest income before provision for loan losses	14,163	6,484	239		20,886	2,283	499		23,668
Provision for loan losses	451	686	—	(21)	1,137	—	—	(21)	1,137

Net interest income after provisions for loan losses	13,712	5,798	239		19,749	2,283	499		22,531
Non-interest income:
Customer service charges, fee and other	711	291	—		1,002	80	—		1,082
Loan servicing	—	201	—		201	65	—		266
Net gain on sale of loans	—	609	—		609	12,663	—		13,272
Net gain on sale of securities	1,437	—	—		1,437	—	—		1,437
Other	254	2	—		256	80	—		336

Total non-interest income	2,402	1,103	—	(22)	3,505	12,888	—	(22)	16,393
Non-interest expense
Salaries and benefits	6,237	3,336	—		9,573	10,860	—		20,433
Occupancy and equipment expense	1,196	551	—		1,747	1,531	—		3,278
OREO expense	1,377	26	—		1,403	577	—		1,980
Amortization of core deposit and other intangibles	—	—	634	(23)	634	—	140	(23)	774
Merger and acquisition integration expenses	—	—	—	(24)	—	—	—	(24)	—
Other	4,005	1,990	—		5,995	5,185	—		11,180

Total non-interest expense	12,815	5,903	634	(25)	19,352	18,153	140	(25)	37,645

Income (loss) before income taxes	3,299	998	(395)		3,902	(2,982)	359		1,279
Income tax expense/(benefit)	1,057	—	253	(26)	1,310	3,290	(4,392)	(26)	208

Net income (loss)	$2,242	$998	$(648)		$2,592	$(6,272)	$4,751		$1,071

Preferred stock dividends and discount accretion	—	194			194	—			194

Net income (loss) available to common shareholders	$2,242	$804	$(648)		$2,398	$(6,272)	$4,751		$877

Basic earnings (loss) per share	$0.23	$0.20			$0.22	$(627.22)			$0.08

Diluted earnings (loss) per share	$0.23	$0.20			$0.22	$(627.22)			$0.08

Weighted average common shares outstanding—basic	9,707,554	4,036,984	(2,704,779)	(27)	11,039,759	9,999	(9,999)	(27)	11,039,759
Weighted average common shares outstanding—diluted	9,722,160	4,080,295	(2,733,798)	(27)	11,068,657	9,999	(9,999)	(27)	11,068,657

The accompanying notes are an integral part of these pro forma financial statements.

NOTES TO THE UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
FINANCIAL INFORMATION

Note A—Basis of Presentation

        The unaudited pro forma combined condensed consolidated financial information and explanatory notes show the impact on the historical financial condition and results of operations of First PacTrust resulting from the proposed Gateway acquisition and/or the proposed Beach merger under the acquisition method of accounting. Under the acquisition method of accounting, the assets and liabilities of Gateway and Beach are recorded by First PacTrust at their respective fair values as of the date each transaction is completed. The unaudited pro forma combined condensed consolidated statement of financial condition combines the historical financial information of First PacTrust, Gateway and/or Beach as of June 30, 2011, and assumes that the proposed Gateway acquisition and the proposed Beach merger were completed on that date. The unaudited pro forma combined condensed consolidated statements of operations for the twelve month period ended December 31, 2010 and the six month period ended June 30, 2011 give effect to the Gateway acquisition and/or the proposed Beach merger as if both transactions had been completed on January 1, 2010.

        Since the transactions are recorded using the acquisition method of accounting, all loans are recorded at fair value, including adjustments for credit quality, and no allowance for credit losses is carried over to First PacTrust's balance sheet. In addition, certain anticipated nonrecurring costs associated with the Gateway acquisition and/or the Beach merger such as potential severance, professional fees, legal fees and conversion-related expenditures are not reflected in the pro forma statements of operations.

        While the recording of the acquired loans at their fair value will impact the prospective determination of the provision for credit losses and the allowance for credit losses, for purposes of the unaudited pro forma combined condensed consolidated statement of operations for the six months ended June 30, 2011 and the year ended December 31, 2010, First PacTrust assumed no adjustments to the historical amount of Gateway's or Beach's provision for credit losses. If such adjustments were estimated, there could be a reduction, which could be significant, to the historical amounts of Gateway's or Beach's provision for credit losses presented.

        The historical financial results of Gateway for the year ended December 31, 2010 included professional fees of $2.6 million associated with corporate finance activities, including the proposed acquisition by First PacTrust.

Note B—Accounting Policies and Financial Statement Classifications

        The accounting policies of Gateway and Beach are in the process of being reviewed in detail by First PacTrust. Upon completion of such review, conforming adjustments or financial statement reclassifications may be determined.

Note C—Merger and Acquisition Integration Costs

        In connection with the proposed Gateway acquisition and/or the proposed Beach merger, the plan to integrate First PacTrust's, Gateway's and Beach's operations is still being developed. The specific details of this plan will continue to be refined over the next several months, and will include assessing personnel, benefit plans, premises, equipment and service contracts to determine where they may take advantage of redundancies. Certain decisions arising from these assessments may involve involuntary termination of employees, vacating leased premises, changing information systems, canceling contracts with certain service providers, selling or otherwise disposing of certain premises, furniture and equipment, and assessing a possible deferred tax asset valuation allowance from a likely change in

NOTES TO THE UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
FINANCIAL INFORMATION (Continued)

Note C—Merger and Acquisition Integration Costs (Continued)

control for tax purposes. First PacTrust also expects to incur merger-related costs including professional fees, legal fees, system conversion costs and costs related to communications with customers and others. To the extent there are costs associated with these actions, the costs will be recorded based on the nature of the cost and the timing of these integration actions.

Note D—Estimated Annual Cost Savings

        First PacTrust expects to realize cost savings following the Gateway acquisition. These cost savings are not reflected in the pro forma financial information and there can be no assurance they will be achieved in the amount or manner currently contemplated.

Note E—Pro Forma Adjustments

        The following pro forma adjustments have been reflected in the unaudited pro forma combined condensed consolidated financial information. All adjustments are based on current assumptions and valuations, which are subject to change.

        (1)   Payment for cash consideration of $19 million to Beach shareholders and repayment of TARP preferred stock is assumed to be funded by the liquidation of interest-bearing deposits.

        (2)   Adjustment made to reflect the preliminary estimated market value of Beach's loans, which includes an estimate of lifetime credit losses, loans include net deferred costs and unearned discounts.

        (3)   Purchase accounting reversal of Beach's allowance for loan losses, which cannot be carried over.

        (4)   Represents the recognition of goodwill resulting from the difference between the net fair value of the acquired assets and assumed liabilities and the consideration paid to Beach shareholders. The

NOTES TO THE UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
FINANCIAL INFORMATION (Continued)

Note E—Pro Forma Adjustments (Continued)

excess of the fair value of net assets acquired over consideration paid was recorded as goodwill and can be summarized as follows (in thousands of dollars, except share and per share data):

Calculation of Pro Forma Goodwill
Beach common shares outstanding at merger announcement		4,046,733
TARP restricted shares		60,109
Additional restricted shares		21,563

Total Beach common shares*		4,128,405
Multiplied by exchange ratio (number of First PacTrust shares for every Beach share)		0.33

First PacTrust shares issued		1,362,374

Value of stock consideration paid to Beach shareholders, based on price of First PacTrust common stock of $13.50 per share		$18,392
Cash payment to Beach shareholders ($4.61 per Beach share)		19,032

Total pro forma consideration paid		$37,424

Carrying value of Beach net assets at June 30, 2011		$37,050
Less: Beach TARP Preferred stock		6,123

Carrying value of Beach net assets attributable to common shareholders at June 30, 2011		$30,927
Fair value adjustments (debit / (credit)):
Loans, net	(2,810)
Core deposit intangible	7,134
Certificates of deposit	(253)
Deferred tax effect of adjustments (42%)	(1,710)

Total fair value adjustments		2,361

Fair value of net assets acquired on June 30, 2011		$33,288

Excess of fair value of net assets acquired over consideration paid		$4,136

*
Total Beach common shares does not reflect Beach options issued to officers and directors that may (1) become exercisable and (2) are in-the-money as of the date of the completion of the merger.

        (5)   Purchase accounting adjustment in recognition of the fair value of core deposit intangible assets, which is assumed to be 3% of core deposits liabilities.

        (6)   Adjustments to other assets do not reflect a potential adjustment to Beach's deferred tax asset valuation allowance.

        (7)   Adjustment made to reflect the preliminary estimated market value of Beach's certificate of deposit liabilities.

        (8)   A net deferred tax liability resulting from the fair value adjustments related to the acquired assets and assumed liabilities.

NOTES TO THE UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
FINANCIAL INFORMATION (Continued)

Note E—Pro Forma Adjustments (Continued)

        (9)   Purchase accounting reversal of Beach's common equity accounts and repayment of TARP preferred stock.

        (10) Payment for cash consideration of $16.374 million to acquire all shares of Gateway is assumed to be funded by the liquidation of interest-bearing deposits.

        (11) Adjustment made to reflect the market value of Gateway's securities, representing unrealized gains on securities held to maturity as of June 30, 2011.

        (12) Adjustment made to reflect the preliminary estimated market value of Gateway's loans, which includes an estimate of lifetime credit losses; loans include loans held for sale and net deferred costs and unearned discounts.

        (13) Purchase accounting reversal of Gateway's allowance for loan losses, which cannot be carried over.

        (14) Purchase accounting reversal of Gateway's $459 thousand in goodwill, which cannot be carried over.

        (15) Purchase accounting adjustment in recognition of the fair value of core deposit intangible assets, which is assumed to be 3% of core deposits liabilities, partially offset by the elimination of existing Gateway $34 thousand core deposit intangibles.

        (16) A net deferred tax asset resulting from the fair value adjustments related to the acquired assets and assumed liabilities. The adjustment does not reflect a potential adjustment to Gateway's deferred tax asset valuation allowance.

        (17) Adjustment made to reflect the preliminary estimated market value of Gateway's certificate of deposit liabilities.

        (18) Adjustments to accrued expenses and other liabilities do not reflect potential adjustments to Gateway's loan sales repurchase liability.

        (19) Purchase accounting reversal of Gateway's equity accounts partially offset by preliminary estimate of a bargain purchase gain resulting from the difference of the net fair value of acquired assets and assumed liabilities and the consideration paid to Gateway shareholders. The excess of the

NOTES TO THE UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
FINANCIAL INFORMATION (Continued)

Note E—Pro Forma Adjustments (Continued)

fair value of net assets acquired over consideration paid was recorded as bargain purchase gain and can be summarized as follows (in thousands of dollars):

Calculation of Pro Forma Bargain Purchase Gain
Original consideration to be paid to Gateway shareholders (cash)		$17,000
Less: Price adjustment based on delivered Tier 1 capital		(626)

Total consideration paid to Gateway shareholders (cash)		$16,374

Carrying value of Gateway net assets at June 30, 2011		$23,620
Fair value adjustments (debit / (credit)):
Investment securities	$10
Loans, net	(6,593)
Elimination of Gateway's goodwill	(459)
Elimination of Gateway's CDI	(34)
Core deposit intangible	1,576
Certificates of deposit	(952)
Deferred tax effect of adjustments (42%)	2,517

Total fair value adjustments		(3,935)

Fair value of net assets acquired on June 30, 2011		$19,685

Excess of fair value of net assets acquired over consideration paid (bargain purchase gain)		$3,311

Other Adjustments to Tier 1 capital per Gateway's 6/30/2011 Call Report
Disallowed goodwill and other disallowed intangible assets	493
Disallowed servicing assets and purchased credit card relationships	62

Total other adjustments to Tier 1 capital		$555

        (20) The amortization/accretion of fair value adjustments related to loans, investment securities and deposits over the estimated lives of the related asset or liability.

        (21) Provision for loan losses does not reflect any potential impact of the fair value adjustments related to loans which includes an estimate of lifetime credit losses.

        (22) Noninterest income does not reflect revenue enhancement opportunities.

        (23) Amortization of core deposit intangibles over nine years on an accelerated method.

        (24) Beach merger and Gateway acquisition integration expenses of $1.25 million and $2.5 million, respectively, primarily for severance, professional, legal and conversion related expenditures, are not reflected as they are nonrecurring expenses. These integration costs will be expensed by First PacTrust as required by generally accepted accounting principles, or GAAP.

        (25) Noninterest expenses do not reflect anticipated cost savings.

        (26) Reflects the tax impact of the pro forma transaction adjustments at First PacTrust's statutory marginal income tax rate of 42%.

NOTES TO THE UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
FINANCIAL INFORMATION (Continued)

Note E—Pro Forma Adjustments (Continued)

        (27) Adjustment reflects the elimination of Gateway's and Beach's weighted average shares outstanding, offset by the issuance of 0.33 of a share of First PacTrust common stock for each outstanding share of Beach common stock to be issued in connection with the Beach merger.

Note F—Effect of Hypothetical Adjustments on Gateway's and/or Beach's Historical Financial Statements

        The unaudited pro forma combined condensed consolidated statements of operations for the twelve months ended December 31, 2010 and the six months ended June 30, 2011 present the pro forma results assuming both the Gateway acquisition and the Beach merger occurred on January 1, 2010. The pro forma financial statements for the six months ended June 30, 2011 and for the year ended December 31, 2010 do not reflect any adjustments to eliminate Gateway's and/or Beach's historical provision for loan losses.

        Both Gateway's and Beach's provision for loan losses for the periods presented relate to loans that First PacTrust is required to initially record at fair value. Such fair value adjustments include a component related to the expected lifetime credit losses on those loan portfolios. First PacTrust believes that these same historical provisions would not have been recorded in First PacTrust's combined consolidated financial statements for the periods presented had the transactions been completed on January 1, 2010.

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  Exhibit 99.3
UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL INFORMATION
Unaudited Pro Forma Combined Condensed Consolidated Statement of Financial Condition as of June 30, 2011 (In thousands of dollars)
Unaudited Pro Forma Combined Condensed Consolidated Statement of Operations For the twelve month period ended December 31, 2010 (In thousands of dollars except share and per share data)
Unaudited Pro Forma Combined Condensed Consolidated Statement of Operations For the six month period ended June 30, 2011 (In thousands of dollars except share and per share data)
NOTES TO THE UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL INFORMATION